Exhibit 2.1

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

206 NORTH OFFICE BUILDING

P.O. BOX 8722

HARRISBURG, PA 17105-8722

WWW.CORPORATIONS.STATE.PA.US/CORP

Noble Advisors, LLC

THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, PLEASE VISIT OUR WEB SITE LOCATED AT WWW.CORPORATIONS.STATE.PA.US/CORP OR PLEASE CALL OUR MAIN INFORMATION TELEPHONE NUMBER (717)787-1057. FOR ADDITIONAL INFORMATION REGARDING BUSINESS AND / OR UCC FILINGS, PLEASE VISIT OUR ONLINE “SEARCHABLE DATABASE” LOCATED ON OUR WEB SITE.

ENTITY NUMBER: 3800130

Falk, Melissa

126 E. King Street

Lancaster, PA 17602

03/31/2008 09:51 FAX 717 291 4660 BARLEY SNYDER LANCASTER → PA C

Entity #: 3800130
Date Filed: 03/31/2008
Pedro A. Cortés
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Entity Number

Certificate of Organization
Domestic Limited Liability Company
(15 Pa.C.S. § 8913)

Name
Melissa Falk c/o Barley Snyder
Address
126 E. King Street
City **Lancaster** State **PA** Zip Code **17602**

Document will be returned to the name and address you enter to the left. ⇐

Fee: $125

Commonwealth of Pennsylvania
CERTIFICATE OF ORGANIZATION 3 Page(s)
T0809167117

In compliance with the requirements 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1. The name of the limited liability company *(designator is required, i.e., "company," "limited" or "limited liability company" or abbreviation)*:

Noble Advisors, LLC

2. The (a) address of the limited liability company's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street	City	State	Zip	County
100 S. 7th Street	**Akron**	**PA**	**17501**	**Lancaster**

(b) Name of Commercial Registered Office Provider — County

c/o:

3. The name and address, including street and number, if any, of each organizer is *(all organizers must sign on page 2)*:

Name
Melissa K. Falk, Paralegal

Address
126 E. King Street
Lancaster, PA 17602

2222584-1

2008 MAR 31 AM 11: 17
PA DEPT OF STATE

03/31/2008 09:51 FAX 717 291 4660 BARLEY SNYDER LANCASTER → PA CORP BUREAU 003/004

DSCB:15-8913-2

4. *Strike out if inapplicable term*
~~A member's interest in the company is to be evidenced by a certificate of membership interest.~~

5. *Strike out if inapplicable:*
~~Management of the company is vested in a manager or managers.~~

6. The specified effective date, if any: ___ upon filing
month/day/year hour, if any

7. *Strike out if inapplicable:* ~~The company is a restricted professional company organized to render the following restricted professional service(s):~~

8. For additional provisions of the certificate, if any, attach an 8½ x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has/have signed this Certificate of Organization this 31st day of **March, 2008**

Melissa K. Falk

Melissa K. Falk, Organizer

2222584-1